Exhibit 1.01

Pentair plc
Conflict Minerals Report
For the reporting period from January 1, 2019 to December 31, 2019

This Conflict Minerals Report for the period from January 1, 2019 to December 31, 2019 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the “Rule”). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their respective products.

If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (the “Subject Minerals”), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (“RCOI”) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered County” or “Covered Countries”) or are from recycled or scrap sources.

If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that any of its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report.

In accordance with the Organisation for Economic Co-operation and Development Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the “Guidance”) and the Rule, this Conflict Minerals Report is available on the Company’s website at https://www.pentair.com/en/partner-supplier-info.html.

Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014, the SEC’s Order Issuing Stay, dated May 2, 2014, and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party.

1.Company Overview

At Pentair, we believe the health of our world depends on reliable access to clean water. We deliver a comprehensive range of smart, sustainable water solutions to homes, business and industry around the world. Our industry leading and proven portfolio of solutions enables our customers to access clean, safe water, reduce water consumption, and recover and reuse it. Whether it’s improving, moving or helping people enjoy water, we help manage the world’s most precious resource.

At the end of calendar year 2019, the Company was comprised of three reporting segments:

•The Aquatic Systems segment, which manufactured and sold a complete line of energy-efficient residential and commercial pool equipment and accessories including pumps, filters, heaters, lights, automatic controls, automatic cleaners, maintenance equipment and pool accessories.
•The Filtration Solutions segment, which designed, manufactured, marketed and serviced innovative water solutions to meet filtration and separation challenges across residential, commercial, food & beverage and industrial applications.
•The Flow Technologies segment, which manufactured and sold products ranging from light duty diaphragm pumps to high-flow turbine pumps and solid handling pumps while serving the global residential, commercial and industrial markets.

During the first quarter of 2020, the Company reorganized its reporting segments to reflect a new operating structure. As part of this reorganization, the legacy Aquatic Systems reporting segment was combined with the Residential and Commercial Systems and Components businesses of the legacy Filtrations Solutions reporting segment to form the Consumer Solutions reporting segment. In addition, the Industrial Filtration and Food and Beverage businesses of the legacy Filtration Solutions reporting segment were combined with the legacy Flow Technologies reporting segment to form the Industrial & Flow Technologies reporting segment.

The Company conducted an analysis of all of its products and its entire supply chain, and, accordingly, the Company did not limit its review to those products that may have contained Subject Minerals. This Conflict Minerals Report relates to all products (which are collectively referred to as the “Covered Products”): (i) that were manufactured, or contracted to be manufactured, by the Company; and (ii) for which the manufacture was completed during calendar year 2019.

The Company has adopted a Conflict Minerals Policy that emphasizes the Company’s commitment to complying with the Rule and to identifying the source of the Subject Minerals contained in the Company’s products. The Company also indicates in its Global Supplier Guide (the “Supplier Guide”) that it expects all suppliers doing business with the Company to cooperate with the conflict minerals due diligence process. The Company also has participated in groups and forums focused on responsible sourcing of Subject Minerals, including the Responsible Minerals Initiative (the “RMI”) and industry association groups such as the Twin Cities Conflict Minerals Task Force.

Unless the context otherwise indicates, references herein to “Pentair,” the “Company,” and such words as “we,” “us,” and “our” include Pentair plc and its consolidated subsidiaries.

2.Conflict Minerals Compliance Process
2.1 Compliance Framework Overview
The Company designed its due diligence measures to conform in all material respects to the Guidance.
2.2 Reasonable Country of Origin Inquiry
The Company designed its RCOI to provide a reasonable basis for it to determine whether the Company sources Subject Minerals from Covered Countries and whether any of the Subject Minerals may be from recycled or scrap sources.

The Company began by analyzing its supplier base and designating certain suppliers as outside the scope of the RCOI process if they met one or more of the following criteria:

•The supplier provides the Company with packaging only (excluding labels).
•The supplier provides the Company with items that are not included in our finished products, such as the equipment used to manufacture our products.
•The supplier is a test lab or other service provider.

After removing these out-of-scope suppliers, the Company then conducted a survey of its remaining suppliers using the template maintained by the RMI, known as the Conflict Minerals Reporting Template version 5.12 (the “CMRT Form”). The CMRT Form was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT Form includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, origin of Subject Minerals included in its products, supplier due diligence and a listing of the smelters that the direct supplier and its suppliers use. Written instructions and recorded training illustrating the use of the tool are available on the RMI’s website.

The Company’s inquiry process included multiple rounds of communication and follow-up, including mail, email and telephone calls, with over 4,300 direct suppliers spanning five enterprise resource planning systems. The Company received, reviewed and processed responses from 60% of the suppliers surveyed, which represented approximately 95% of total calendar year 2019 supplier expenditures.

The Company reviewed the responses against risk-based criteria developed to determine which responses required further engagement with the relevant suppliers. These criteria included inconsistencies within the data reported in the CMRT Form and other risk-based criteria. The Company worked directly with these suppliers to obtain revised responses and/or additional clarity regarding their submissions.

As part of this year’s program, the Company also conducted automated data validation on all submitted supplier responses. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers provided by suppliers. Following the data validation process, the Company classified submitted forms as either valid or invalid and contacted suppliers regarding forms classified as invalid to encourage such suppliers to resubmit valid forms. As of May 10, 2020, the Company still had 30 (1%) invalid supplier submissions that were not yet corrected. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

Among the supplier responses received by the Company that were classified as valid, the Company received the following information:

•Approximately 75% of supplier responses indicated that such supplier did not use Subject Minerals in the materials and components that it supplied to the Company during 2019.
•Approximately 2% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2019 did not originate from a Covered Country.
•Approximately 4% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to the Company during 2019 may have originated in a Covered Country from sources verified as conflict-free by third parties such as the RMI and others.
•Approximately 19% of the Company’s suppliers indicated that the Subject Minerals in some of the components and materials supplied to the Company may have originated from a Covered Country, but those suppliers could not determine whether such Subject Minerals were conflict-free.

After reviewing the results of the RCOI, the Company could not conclusively determine that it had no reason to believe that Subject Minerals necessary for the functionality or production of its products may have originated from a Covered Country during 2019. The Company conducted its RCOI in good faith, and the Company believes that such inquiry was reasonable to allow it to make the determination. Accordingly, the Company proceeded to exercise due diligence on the source and chain of custody of the Subject Minerals.

2.3 The Company’s Due Diligence Process
Design of Due Diligence
We designed our due diligence measures to conform, in all material respects, with the framework in the Guidance. The Guidance describes the five aspects of a robust due diligence program and provides guidelines for implementing each aspect. We developed our due diligence process to address each of these five aspects, namely:

1.Establishing strong company management systems regarding conflict minerals;
2.Identifying and assessing risks in our supply chain;
3.Designing and implementing a strategy to respond to identified risks in our supply chain;
4.Utilizing independent third-party audits of supply chain diligence; and
5.Publicly reporting on our supply chain due diligence

We are a downstream supplier, many steps removed from the mines and companies that produce the Subject Minerals. A large number of suppliers, through multiple tiers of distribution, supply the components and materials integrated into our products. Furthermore, Pentair does not purchase raw ore or unrefined conflict minerals or make purchases directly from the Covered Countries. The origin of Subject Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Subject Mineral-containing derivatives. The smelters and refiners consolidate raw ore and therefore have the most direct knowledge of the origin of the Subject Minerals they procure.

The Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our “tier 1,” or direct, suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

2.3.1 Establish Strong Company Management Systems
Internal Team
The Company developed cross-functional teams to set its conflict minerals strategy and ensure timely implementation and execution of the due diligence program. The Company’s Supply, Quality & Development Group has primary responsibility for program execution. Guidance on the overall strategy and implementation is provided by the Legal Department, Accounting Department and Internal Audit Department. Senior management is briefed about the results of the due diligence program on a regular basis.

The Company has developed internal training processes to educate anyone within the Company that is a potential contact point for suppliers or other external parties regarding the Company’s conflict minerals compliance efforts. In addition, the Company has either independently, or in cooperation with a third-party service provider, developed tailored training programs to train the Company’s employees with respect to the potential impact of conflict minerals. The Company leverages a team of dedicated program specialists through our third-party service provider, Assent Compliance Inc. (“Assent”), who supports the Company’s conflict minerals program and associated teams.

Ethics HelpLine
The Company has long-standing grievance mechanisms, including an Ethics HelpLine, whereby the Company’s employees can report violations of the Company’s Code of Business Conduct and Ethics, policy or law, including its procedures related to conflict minerals and the conflict minerals reporting process.

Control Systems and Supplier Engagement
Due to its position in the supply chain, the Company does not have a direct relationship with any Subject Minerals smelters and refiners. The Company engages with its suppliers and relies on information provided through the CMRT Form to gather information on the source and chain of custody of the Subject Minerals in its products.

In 2014, the Company updated its Supplier Guide to address, among other things, the Subject Minerals and the requirement of its suppliers to provide information on their use of these minerals. The Company also continues to update its supplier contracts by including a requirement that the supplier comply with the Supplier Guide whenever a new contract is entered into or an outstanding contract is renewed. In 2016, Pentair’s Terms and Conditions were updated to include compliance with laws including a broad reference to all business integrity-related laws and regulations.

Beginning in 2016, we have put a stronger emphasis on supplier education and training. To accomplish this, we utilized a third-party learning management system from Assent, known as Assent University, to provide all in-scope suppliers access to Assent’s Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

In addition, the Company’s Conflict Minerals Policy is available on its website, and provides assistance to suppliers in their efforts to comply with the Company’s Conflict Minerals Policy, including video training, recorded training and written instructions as well as supplemental assistance through email and telephone contact as necessary. If the Company discovers that a direct supplier is not in compliance with the Company’s Conflict Minerals Policy, the Company may take certain actions to mitigate any potential risk, as described in Section 2.3.3, below.
Records Retention
The Company will retain documentation related to its conflict minerals compliance program according to the Company’s Document Retention Policy.
2.3.2 Identify and Assess Risk in the Supply Chain
The Company’s supply chain with respect to the Covered Products is complex. During 2019, the Company had over 4,300 direct suppliers with respect to the Covered Products, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Subject Minerals. In this regard, the Company does not purchase Subject Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Subject Minerals that are included in the Covered Products.

Based on this information, and in an effort to conform its due diligence measures to the Guidance, the Company assesses the risk in its supply chain in several ways. For example, the Company considers the potential risk presented by the smelters or refiners in its supply chain, as reported by the Company’s direct suppliers. Smelters or refiners that source the Subject Minerals from a Covered Country and are not certified as conflict-free by third-party audit programs such as the RMI’s Responsible Minerals Assurance Process (“RMAP”) pose a significant risk.

The Company assesses the risk in its supply chain by reviewing its direct suppliers’ responses to the CMRT Form, including whether such suppliers have established due diligence programs with respect to the Subject Minerals. The Company uses its direct suppliers’ responses to the CMRT Form to determine the extent to which it may be necessary for the Company to allocate additional due diligence resources.

Through Assent, the Company has also provided video and written training on compliance with the Rule, supply chain due diligence and the CMRT Form. This includes instructions on completing the CMRT Form, and one-on-one email and phone discussions with supplier personnel. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

After the Company receives CMRT Forms completed by its direct suppliers, the Company, with the assistance of Assent, assesses each facility that meets the RMI definition of a smelter or refiner of a Subject Mineral and that is reported as being in the Company’s supply chain by the Company’s direct suppliers according to “red flag” indicators defined in the Guidance. Assent uses five factors to determine the level of risk that each smelter poses to the supply chain and reviews each for potential red flags:

•The smelter or refiner’s geographic proximity to the Democratic Republic of the Congo and the other Covered Countries;
•Known mineral sources in the country of origin;
•The smelter or refiner’s audit status with respect to the RMAP;
•Credible evidence of unethical or conflict-related sourcing practices associated with the smelter or refiner; and
•Peer assessments of the smelter or refiner conducted by credible third-party sources.

Based on these factors, the Company has determined that the following smelter or refiner facilities, which were reported as being in the Company’s supply chain by the Company’s direct suppliers, have red flag risks (“Red-Flagged Facilities”):

•Tony Goetz NV - CID002587
•African Gold Refinery Limited (AGR) - CID003185
•Kaloti Precious Metals - CID002563
•Fidelity Printers and Refiners - CID002515
•Sudan Gold Refinery - CID002567

Whenever a Red-Flagged Facility is reported as being in the Company’s supply chain, the Company implements risk mitigation activities that are described in specific detail in Section 2.3.3, below.

Generally, in designing and implementing the Company’s strategy to respond to the supply chain risks that it has identified, the Company analyzed various third-party approaches and consulted with other companies in our industry. The Company has concluded that tracing the Subject Minerals back to their mine of origin directly is an exceedingly complex task, given the breadth and depth of the Company’s supply chain. Instead, the Company has determined that seeking information about smelters and refiners in the Company’s supply chain represents the most reasonable effort the Company can make to determine the mines or origin of the Subject Minerals in its supply chain. To this end, the Company has adopted methods outlined by the RMI’s joint industry programs and outreach initiatives, and the Company has required its suppliers to conform with the same standards and to report on their efforts using the CMRT Form. Through these methods, the Company has made a reasonable determination of the origin of the Subject Minerals in its supply chain.

Additionally, the Company evaluates its suppliers on the strength of their own compliance programs (which further assist the Company in identifying risk in its supply chain). Evaluating and tracking the strength of the Company’s suppliers’ compliance programs is recommended by the Guidance and can help the Company to make key risk mitigation decisions. The criteria the Company uses to evaluate the strength of a supplier’s program is based on the following four questions in the CMRT Form:

•Have you established a conflict minerals sourcing policy?
•Have you implemented due diligence measures for conflict-free sourcing?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Does your review process include corrective action management?
When a supplier meets or exceeds those criteria (by answering “yes” to all four questions), the

Company considers that supplier to have a strong compliance program. At this time, 1,809 of our 2,575 responsive suppliers, or 70%, have been identified as having a strong program.

2.3.3 Design and Implement a Strategy to Respond to Risks
In conjunction with the Company’s risk assessment process, the Company has developed a risk management plan for responding to risks identified in its supply chain, including Red-Flagged Facilities. Through the Company’s due diligence process, the Company attempts to determine the source and chain of custody of the necessary Subject Minerals the Company knows, or has reason to believe, originated in a Covered Country. Since the Company does not have a direct relationship with smelters and/or refiners, most of the work toward this aspect of the Guidance is carried out indirectly through the Company’s suppliers or through the Company’s involvement with industry working groups/coalitions. Due to its position in the supply chain, the Company largely focuses on the accuracy and quality of the representations the Company’s direct suppliers make regarding the source and chain of custody of their Subject Minerals. The Company evaluates its direct suppliers’ responses to RCOI and due diligence inquiries based on the risk or likelihood that they are giving an incorrect response or that a non-response may indicate the supplier is purchasing from a known conflict source and does not wish to disclose this fact.

With respect to the Red-Flagged Facilities, upon receiving a CMRT Form from a direct supplier that identifies a Red-Flagged Facility as being present in the Company’s supply chain, the Company immediately initiates risk mitigation activities. Through a third-party vendor, the Company directs any supplier reporting a Red-Flagged Facility to implement its own risk mitigation actions. These actions include submitting a product-specific CMRT Form to the Company, to better identify the connection between the Red-Flagged Facility and the materials or components the Company purchases from the supplier, and requesting that the supplier begin the process to remove any Red-Flagged Facility from the supplier’s supply chain.

As per the OECD Due Diligence Guidance, specific risk mitigation procedures depend on the suppliers’ specific situation. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

As part of the Company’s risk management plan, and to ensure its suppliers understood the Company’s expectations, the Company has provided video training, recorded training and documented instructions to its direct suppliers through Assent. The Company also provided additional direct assistance to suppliers that required further clarification on the Company’s expectations. The Company then provided each supplier with a copy of the CMRT Form to complete as part of the Company’s due diligence process. Furthermore, as described above, the Company reviewed responses with specific suppliers where the responses suggested inaccuracies, inconsistencies or otherwise warranted further inquiry.

Finally, in accordance with the Company’s Conflict Minerals Policy, the Company engages any of its suppliers that it has reason to believe may be supplying the Company with Subject Minerals from sources that may support conflict in any of the Covered Countries to request that such suppliers establish an alternate source of Subject Minerals that does not support armed conflict in the Covered Countries.

The Company’s global supplier development team responds to suppliers that may potentially expose the Company to unacceptable risks, due to unacceptable responses to the Company’s inquiries or a refusal to respond. If the global supplier development team determines that a supplier is non-responsive, or is not satisfied with a supplier’s risk mitigation efforts, the global supplier development team may ultimately recommend that the Company take steps to find replacement suppliers as soon as is practicable.
2.3.4 Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
The Company does not have a direct relationship with Subject Minerals smelters and refiners and does not perform or direct audits of these entities within the Company’s supply chain. The Company supports audits by engaging its partners who are closer to the source and, as a member of the RMI, by promoting the smelter and refiner verification procedures and protocols of the RMAP.

Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility’s sourcing practices on behalf of its compliance partners. The Company is a signatory of this communication in accordance with the requirements of downstream companies detailed in the Guidance.
2.3.5 Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to the Company’s specialized disclosure report on Form SD and is available on our website at https://www.pentair.com/en/partner-supplier-info.html.
Due Diligence Results
Attached as Annex I to this Conflict Minerals Report is a list of all of the smelters and refiners listed by our suppliers in their completed CMRT Forms that appear on the list of smelters maintained by the RMI. Because most of the CMRT Forms we received were made on a company- or division-level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed on Annex I actually processed the Subject Minerals contained in our products. Therefore, our list of processing smelters and refiners in Annex I may contain more facilities than those that actually processed the Subject Minerals in our products. The Company does not have sufficient information, with respect to the Covered Products, to conclusively determine the country of origin of the Subject Minerals in the Covered Products or to conclusively determine whether the Subject Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by the Company’s suppliers, smelters and refiners, as well as from the RMI and other sources, the Company believes the countries of origin of the Subject Minerals contained in the Covered Products include the countries listed in Annex II to this Conflict Minerals Report, as well as recycled and scrap sources.

After reviewing the information provided by its suppliers, the Company identified 303 legitimate smelters and refiners of the Subject Minerals in the Covered Products as being present in its supply chain for the calendar year 2019. Of the 303 legitimate smelters and refiners present in the Company’s supply chain for the calendar year 2019, 13 were identified as having sourced Subject Minerals from a Covered Country, all of which were verified as conformant with the RMAP. Of the remaining 290 legitimate smelters and refiners, the Company identified 222 as conformant with the RMAP and another 6 that were active with the RMAP (but not yet conformant). After following up with the relevant suppliers, to the best of its ability, the Company found that the remaining 62 valid smelters and refiners in its supply chain had not yet substantively engaged with the RMAP or other industry groups, but the Company found no reasonable basis to conclude these smelters and refiners may have sourced Subject Minerals from a Covered Country, that directly or indirectly financed or benefited armed groups.

3. Conflict Minerals Compliance Process

During calendar year 2019, the Company took the following steps to improve the quality of its due diligence:

•Continued our work with our suppliers to help them understand our expectations regarding the Subject Minerals in our supply chain and our suppliers’ due diligence of their own supply chains, including their ability to confirm the conflict-free status of identified smelters and refiners.
•Continued to emphasize to suppliers our expectation that they move toward sourcing exclusively from conflict-free smelters and refiners verified by the RMAP.
•For suppliers unable to immediately source from conflict-free smelters and refiners verified by the RMAP, requested that those suppliers develop, share and implement a mitigation plan to source exclusively from conflict-free smelters and refiners.
•Continued our engagement with industry groups, including the RMI, that support the adoption and improvement of relevant programs, tools and standards.
•Enabled a real-time CMRT Form validation tool to identify problems with supplier CMRT Forms and communicate this clearly to suppliers to enable them to fix their submissions before providing to the Company.

During calendar year 2020, the Company plans to continue to refine the implementation of its 2019 initiatives to further improve the quality of its due diligence.

4. Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this Conflict Minerals Report, including, without limitation, statements regarding our conflict mineral compliance plans, are forward-looking statements. These forward-looking statements generally are identified by the words “targets,” “plans,” "believes," "expects,"

"intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," positioned," "strategy," "future" or phrases or terms of similar substance or the negative thereof or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control. Numerous important factors described in this Conflict Minerals Report, including, among others, our ability to implement new software systems, our suppliers' willingness and ability to comply with our conflict minerals-related compliance requests, the degree to which we are able to determine our suppliers’ use of conflict-free smelters and refiners, the impact of industry-wide initiatives such as the RMAP, smelters’ and refiners’ willingness and ability to comply with the RMAP, our effectiveness in managing the conflict minerals RCOI and due diligence processes, and the costs of our compliance, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this Conflict Minerals Report. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Annex I
List of Smelters and Refiners

METAL	STANDARD SMELTER NAME	SMELTER FACILITY LOCATION	RMI AUDIT STATUS
GOLD	8853 S.p.A.	ITALY	Conformant
GOLD	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
GOLD	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
GOLD	African Gold Refinery	UGANDA	Outreach Required
GOLD	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
GOLD	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
GOLD	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
GOLD	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
GOLD	Argor-Heraeus S.A.	SWITZERLAND	Conformant
GOLD	Asahi Pretec Corp.	JAPAN	Conformant
GOLD	Asahi Refining Canada Ltd.	CANADA	Conformant
GOLD	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
GOLD	Asaka Riken Co., Ltd.	JAPAN	Conformant
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Due Diligence Vetting Process
GOLD	AU Traders and Refiners	SOUTH AFRICA	Conformant
GOLD	Aurubis AG	GERMANY	Conformant
GOLD	Bangalore Refinery	INDIA	Conformant
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
GOLD	Boliden AB	SWEDEN	Conformant
GOLD	C. Hafner GmbH + Co. KG	GERMANY	Conformant
GOLD	C.I Metales Procesados Industriales SAS	COLOMBIA	In Communication
GOLD	Caridad	MEXICO	Communication Suspended - Not Interested
GOLD	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
GOLD	Cendres + Metaux S.A.	SWITZERLAND	Conformant
GOLD	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
GOLD	Chimet S.p.A.	ITALY	Conformant
GOLD	Chugai Mining	JAPAN	Conformant
GOLD	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
GOLD	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
GOLD	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	In Communication
GOLD	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
GOLD	Dowa	JAPAN	Conformant
GOLD	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
GOLD	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

GOLD	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
GOLD	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
GOLD	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
GOLD	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
GOLD	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Due Diligence Vetting Process
GOLD	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
GOLD	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	In Communication
GOLD	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
GOLD	Gold Coast Refinery	GHANA	Outreach Required
GOLD	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
GOLD	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
GOLD	Guangdong Jinding Gold Limited	CHINA	Outreach Required
GOLD	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
GOLD	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
GOLD	Heimerle + Meule GmbH	GERMANY	Conformant
GOLD	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
GOLD	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
GOLD	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
GOLD	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
GOLD	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
GOLD	International Precious Metal Refiners	UNITED ARAB EMIRATES	Outreach Required
GOLD	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
GOLD	Istanbul Gold Refinery	TURKEY	Conformant
GOLD	Italpreziosi	ITALY	Conformant
GOLD	JALAN & Company	INDIA	Outreach Required
GOLD	Japan Mint	JAPAN	Conformant
GOLD	Jiangxi Copper Co., Ltd.	CHINA	Conformant
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
GOLD	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
GOLD	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
GOLD	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
GOLD	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
GOLD	Kazzinc	KAZAKHSTAN	Conformant
GOLD	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
GOLD	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
GOLD	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
GOLD	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

GOLD	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
GOLD	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
GOLD	L'azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
GOLD	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
GOLD	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
GOLD	L'Orfebre S.A.	ANDORRA	Conformant
GOLD	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
GOLD	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
GOLD	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
GOLD	Marsam Metals	BRAZIL	Conformant
GOLD	Materion	UNITED STATES OF AMERICA	Conformant
GOLD	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
GOLD	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
GOLD	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
GOLD	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
GOLD	Metalor Technologies S.A.	SWITZERLAND	Conformant
GOLD	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
GOLD	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
GOLD	Mitsubishi Materials Corporation	JAPAN	Conformant
GOLD	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
GOLD	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
GOLD	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
GOLD	Morris and Watson	NEW ZEALAND	Communication Suspended - Not Interested
GOLD	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
GOLD	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
GOLD	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Outreach Required
GOLD	NH Recytech Company	KOREA, REPUBLIC OF	Non Conformant
GOLD	Nihon Material Co., Ltd.	JAPAN	Conformant
GOLD	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
GOLD	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
GOLD	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
GOLD	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
GOLD	PAMP S.A.	SWITZERLAND	Conformant
GOLD	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
GOLD	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
GOLD	Planta Recuperadora de Metales SpA	CHILE	Conformant
GOLD	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
GOLD	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
GOLD	PX Precinox S.A.	SWITZERLAND	Conformant
GOLD	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
GOLD	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
GOLD	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
GOLD	REMONDIS PMR B.V.	NETHERLANDS	Conformant
GOLD	Royal Canadian Mint	CANADA	Conformant
GOLD	SAAMP	FRANCE	Conformant
GOLD	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required

GOLD	Safimet S.p.A	ITALY	Conformant
GOLD	SAFINA A.S.	CZECH REPUBLIC	Active
GOLD	Sai Refinery	INDIA	Outreach Required
GOLD	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
GOLD	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
GOLD	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
GOLD	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
GOLD	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
GOLD	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
GOLD	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
GOLD	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
GOLD	Singway Technology Co., Ltd.	TAIWAN	Conformant
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
GOLD	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
GOLD	Sovereign Metals	INDIA	Outreach Required
GOLD	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
GOLD	Sudan Gold Refinery	SUDAN	Outreach Required
GOLD	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
GOLD	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
GOLD	T.C.A S.p.A	ITALY	Conformant
GOLD	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
GOLD	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
GOLD	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
GOLD	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
GOLD	Tony Goetz NV	BELGIUM	Non Conformant
GOLD	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
GOLD	Torecom	KOREA, REPUBLIC OF	Conformant
GOLD	Umicore Brasil Ltda.	BRAZIL	Conformant
GOLD	Umicore Precious Metals Thailand	THAILAND	Conformant
GOLD	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
GOLD	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
GOLD	Valcambi S.A.	SWITZERLAND	Conformant
GOLD	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
GOLD	WIELAND Edelmetalle GmbH	GERMANY	Conformant
GOLD	Yamakin Co., Ltd.	JAPAN	Conformant
GOLD	Yokohama Metal Co., Ltd.	JAPAN	Conformant
GOLD	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
TANTALUM	Asaka Riken Co., Ltd.	JAPAN	Conformant
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
TANTALUM	CP Metals Inc.	UNITED STATES OF AMERICA	Conformant
TANTALUM	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
TANTALUM	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
TANTALUM	F&X Electro-Materials Ltd.	CHINA	Conformant
TANTALUM	FIR Metals & Resource Ltd.	CHINA	Conformant
TANTALUM	Global Advanced Metals Aizu	JAPAN	Conformant
TANTALUM	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

TANTALUM	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
TANTALUM	H.C. Starck Co., Ltd.	THAILAND	Conformant
TANTALUM	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
TANTALUM	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
TANTALUM	H.C. Starck Ltd.	JAPAN	Conformant
TANTALUM	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
TANTALUM	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
TANTALUM	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
TANTALUM	Jiangxi Tuohong New Raw Material	CHINA	Conformant
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
TANTALUM	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
TANTALUM	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
TANTALUM	KEMET Blue Metals	MEXICO	Conformant
TANTALUM	LSM Brasil S.A.	BRAZIL	Conformant
TANTALUM	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
TANTALUM	Mineracao Taboca S.A.	BRAZIL	Conformant
TANTALUM	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
TANTALUM	NPM Silmet AS	ESTONIA	Conformant
TANTALUM	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	Conformant
TANTALUM	QuantumClean	UNITED STATES OF AMERICA	Conformant
TANTALUM	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
TANTALUM	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
TANTALUM	Taki Chemical Co., Ltd.	JAPAN	Conformant
TANTALUM	Telex Metals	UNITED STATES OF AMERICA	Conformant
TANTALUM	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
TANTALUM	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
TANTALUM	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
TIN	Alpha	UNITED STATES OF AMERICA	Conformant
TIN	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Outreach Required
TIN	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
TIN	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
TIN	China Tin Group Co., Ltd.	CHINA	Conformant
TIN	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
TIN	Dowa	JAPAN	Conformant
TIN	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Non Conformant
TIN	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
TIN	Estanho de Rondonia S.A.	BRAZIL	In Communication
TIN	Fenix Metals	POLAND	Conformant
TIN	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
TIN	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
TIN	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
TIN	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
TIN	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
TIN	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
TIN	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant

TIN	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
TIN	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
TIN	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
TIN	Luna Smelter, Ltd.	RWANDA	Conformant
TIN	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
TIN	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
TIN	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
TIN	Melt Metais e Ligas S.A.	BRAZIL	Conformant
TIN	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
TIN	Metallo Belgium N.V.	BELGIUM	Conformant
TIN	Metallo Spain S.L.U.	SPAIN	Conformant
TIN	Mineracao Taboca S.A.	BRAZIL	Conformant
TIN	Minsur	PERU	Conformant
TIN	Mitsubishi Materials Corporation	JAPAN	Conformant
TIN	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
TIN	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Outreach Required
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
TIN	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
TIN	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
TIN	Pongpipat Company Limited	MYANMAR	Outreach Required
TIN	Precious Minerals and Smelting Limited	INDIA	Active
TIN	PT Artha Cipta Langgeng	INDONESIA	Conformant
TIN	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
TIN	PT Menara Cipta Mulia	INDONESIA	Conformant
TIN	PT Mitra Stania Prima	INDONESIA	Conformant
TIN	PT Refined Bangka Tin	INDONESIA	Conformant
TIN	PT Timah Tbk Kundur	INDONESIA	Conformant
TIN	PT Timah Tbk Mentok	INDONESIA	Conformant
TIN	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
TIN	Rui Da Hung	TAIWAN	Conformant
TIN	Soft Metais Ltda.	BRAZIL	Conformant
TIN	Super Ligas	BRAZIL	Outreach Required
TIN	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	Conformant
TIN	Thaisarco	THAILAND	Conformant
TIN	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
TIN	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Outreach Required
TIN	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
TIN	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
TIN	Yunnan Tin Company Limited	CHINA	Conformant
TIN	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
TUNGSTEN	A.L.M.T. Corp.	JAPAN	Conformant
TUNGSTEN	ACL Metais Eireli	BRAZIL	Conformant

TUNGSTEN	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
TUNGSTEN	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conformant
TUNGSTEN	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
TUNGSTEN	China Molybdenum Co., Ltd.	CHINA	In Communication
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
TUNGSTEN	CP Metals Inc.	UNITED STATES OF AMERICA	Active
TUNGSTEN	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
TUNGSTEN	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
TUNGSTEN	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
TUNGSTEN	H.C. Starck Tungsten GmbH	GERMANY	Conformant
TUNGSTEN	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
TUNGSTEN	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
TUNGSTEN	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
TUNGSTEN	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
TUNGSTEN	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
TUNGSTEN	Japan New Metals Co., Ltd.	JAPAN	Conformant
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
TUNGSTEN	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	Active
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
TUNGSTEN	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
TUNGSTEN	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
TUNGSTEN	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
TUNGSTEN	Lianyou Metals Co., Ltd.	TAIWAN	Conformant
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	Masan Tungsten Chemical LLC (MTC)	VIETNAM	Conformant
TUNGSTEN	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
TUNGSTEN	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
TUNGSTEN	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant

TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Conformant
TUNGSTEN	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
TUNGSTEN	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
TUNGSTEN	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
TUNGSTEN	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
TUNGSTEN	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

Annex II
List of Countries of Origin for Subject Minerals
This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company-level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia (Plurinational State of), Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican Republic, Democratic Republic of the Congo, Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe